EXHIBIT 10.4

April 3, 2006

Mr. Robert J. Griffin
Vice President, Power Supply
Planning & Risk Management
Green Mountain Power Corporation
163 Acorn Lane
Colchester, VT 05446

Re: Amendment to Change of Control Agreement

Dear Bob:

Please sign in the space indicated below to confirm your agreement that (i) the Change of Control Agreement, dated February 10, 2004 (the “Agreement”), between you and Green Mountain Power Corporation (the “Company”) shall be amended to reflect your new position as Vice President, Power Supply Planning & Risk Management, and (ii) except as amended herein, the Agreement shall remain unchanged and in full force and effect.

Very truly yours,

By:/s/ Nordahl L. Brue
Nordahl L. Brue, Chairman
Board of Directors
Green Mountain Power Corporation

AGREED to this 3rd
day of April, 2006

/s/ Robert J. Griffin
Robert J. Griffin
Vice President, Power Supply
Planning & Risk Management
Green Mountain Power Corporation